UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Morningstar, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of 2014 Annual Meeting and Proxy Statement

Letter from Joe Mansueto, Chairman & CEO

Notice of Annual Meeting

Proxy Statement

01	Questions and Answers About the Annual Meeting and the Proxy Materials	31	Proposal 3: An Advisory Vote on Executive Compensation

04	Proposal 1: Election of Directors	32	Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

06	Board of Directors and Corporate Governance	33	Audit Committee Report

13	Security Ownership of Certain Beneficial Owners and Management	35	Principal Accounting Firm Fees

15	Compensation Discussion and Analysis	36	Certain Relationships and Related Party Transactions

22	Compensation Committee Report	37	Section 16(a) Beneficial Ownership Reporting Compliance

22	Compensation Committee Interlocks and Insider Participation	37	Shareholder Proposals or Nominations

23	Executive Compensation	38	Obtaining Our Financial Statements

27	Equity Compensation Plan Information	38	Communicating With Us

28	Proposal 2: Approval of the Performance Measures under the Morningstar, Inc. Incentive Plan	39	Appendix A: Morningstar, Inc. Incentive Plan

April 3, 2014

Dear Shareholder:

We will hold our 2014 Annual Shareholders’ Meeting at 9 a.m. Central time on Tuesday, May 13, 2014 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602. We look forward to your participation, either in person or by proxy.

At this year’s meeting, the agenda includes the following items:

• Election of directors.

• Approval of the performance measures under the Morningstar, Inc. Incentive Plan.

• Advisory vote on executive compensation.

• Ratification of the appointment of our independent registered public accounting firm.

Please refer to the proxy statement for detailed information on each of the proposals and the meeting.

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted on at the meeting.

If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at (312) 696-6621. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, through its website at www.computershare.com/contactUS or by phone at (866) 303-0659 (within the United States and Canada) or (312) 588-4659 (outside the United States and Canada).

Sincerely,

Joe Mansueto
Chairman of the Board and Chief Executive Officer

Morningstar, Inc.
Notice of Annual Shareholders’ Meeting
To be held on May 13, 2014

Dear Shareholder:

You are cordially invited to attend our 2014 Annual Shareholders’ Meeting, which will be held at 9 a.m. Central time on Tuesday, May 13, 2014 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602.

We are holding the annual meeting for the following purposes:

•  To elect the directors to hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed.

•  To approve the performance measures under the Morningstar, Inc. Incentive Plan.

•  To hold an advisory vote on executive compensation.

•  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.

•  To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items. We have not received notice of other matters to be presented at the meeting.

You may vote at the meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 14, 2014, the record date for the meeting. A list of shareholders entitled to vote will be available for inspection for 10 days prior to the meeting at our corporate headquarters, 22 West Washington Street, Chicago, Illinois 60602.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. For further details, see How do I vote? on page two.

Richard E. Robbins

General Counsel and Corporate Secretary

Chicago, Illinois

April 3, 2014

Proxy Statement

Our Board of Directors (the Board) solicits your proxy for the 2014 Annual Shareholders’ Meeting to be held at 9 a.m. Central time on Tuesday, May 13, 2014 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602 and at any postponement or adjournment of the meeting, for the purposes set forth in the Notice of Annual Shareholders’ Meeting included with this proxy statement. We made copies of this proxy statement available to shareholders beginning on April 3, 2014.

Questions and Answers About the Annual Meeting and the Proxy Materials

Where is the annual meeting?

We will hold the annual meeting at 9 a.m. Central time on Tuesday, May 13, 2014 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602. When you arrive in the lobby, check in at the security desk and take the elevator directly to the seventh floor to reach our auditorium. You will need to present a photo ID when you check in at the security desk. We will have signs posted that direct you to the appropriate location. We will not permit cameras or other recording devices in the auditorium.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On April 3, 2014 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the annual meeting?

Shareholders will elect the Board to serve until our next annual meeting and will also be asked to approve the performance measures under the Morningstar, Inc. Incentive Plan, to approve our executive compensation, and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014. We do not expect any other matters to be presented at the meeting. If other matters are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual meeting?

Shareholders of record as of the close of business on March 14, 2014 are entitled to vote at the meeting. On that date, there were 44,719,235 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

Morningstar, Inc. 2014 Proxy Statement	01

How many votes are required to elect directors and adopt proposals?

The election of each director and the other proposals to be voted on each requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum for consideration of that matter at the meeting.

How many votes am I entitled to per share?

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the meeting, you must obtain a proxy from your broker, bank, or other shareholder of record and present it to the inspectors of election with your ballot. If you do not wish to vote in person or will not be attending the meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows:

•   FOR the election of the directors listed in the proxy statement.

•   FOR the approval of the performance measures under the Morningstar, Inc. Incentive Plan.

•   FOR the approval of our executive compensation.

•   FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2014.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the annual meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before the completion of voting at the meeting by voting in person at the meeting or by delivering instructions before the meeting by mail to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

02	Morningstar, Inc. 2014 Proxy Statement

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not compensate them for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the reasonable expenses of doing so in accordance with applicable law.

Will a recording of the annual meeting be available?

If you miss the meeting, you can view a video recording at http://corporate.morningstar.com until November 30, 2014.

Morningstar, Inc. 2014 Proxy Statement	03

Proposal 1: Election of Directors

Our nominees for election as directors include seven independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (Nasdaq), and two members of our senior management team. Each director serves a one-year term, as described below, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each person listed below to serve as a director for the term beginning at the annual meeting on May 13, 2014 and ending with the annual meeting to be held in 2015 or until his or her successor, if any, is elected or appointed. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee.

If any director nominee is unable or unwilling to stand for election at the time of the annual meeting, the persons named as proxy holders may vote either for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees.

Name	Age	Position
Joe Mansueto	57	Chairman of the Board and Chief Executive Officer
Don Phillips	51	Managing Director and Director
Cheryl Francis	60	Director
Steve Kaplan	54	Director
Gail Landis	61	Director
Bill Lyons	58	Director
Jack Noonan	66	Director
Paul Sturm	67	Director
Hugh Zentmyer	68	Director

Joe Mansueto

Joe Mansueto founded Morningstar in 1984. He has served as chairman since our company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to the present. He holds a bachelor’s degree in business administration from The University of Chicago and a master’s degree in business administration from The University of Chicago Booth School of Business.

Don Phillips

Don Phillips is a managing director for Morningstar. Before taking on his current role in January 2014, he served as head of global research during 2013. He joined us in 1986 as our first analyst. He served as our vice president and publisher from 1991 to 1996, as our president from 1996 to 1998, as our chief executive officer from 1998 to 2000, as our president of fund research from 2009 to 2012, and as our president of the Investment Research division from 2012 to 2013. He has served on the Board since August 1999. He holds a bachelor’s degree in English from the University of Texas and a master’s degree in American literature from The University of Chicago.

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chair, Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since August 2008 and vice-chair from 2002 to August 2008.

04	Morningstar, Inc. 2014 Proxy Statement

She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media company. She currently serves as a member of the board of directors of HNI Corporation and Aon plc. She holds a bachelor’s degree from Cornell University and a master’s degree in business administration from The University of Chicago Booth School of Business.

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance. He holds a bachelor’s degree in applied mathematics and economics from Harvard College and a Ph.D. in business economics from Harvard University. He currently serves as a member of the board of directors of Accretive Health, Inc. and on the board of trustees of the Columbia Acorn Funds.

Gail Landis

Gail Landis was elected to the Board in May 2013. She was a founding partner of Evercore Asset Management, LLC, an institutional asset management firm, and served as managing principal from 2005 until her retirement in December 2011. From 2003 to 2005, she served as head of distribution for the Americas for Credit Suisse Asset Management, the asset management division of Credit Suisse AG. From 1981 to 2002, she served in senior roles with Sanford C. Bernstein & Co., Inc. and its successor company AllianceBernstein L.P., a global asset management firm. She holds a bachelor’s degree in East Asian studies from Boston University and a master’s degree in business administration from New York University’s Stern School of Business.

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. He currently serves as a member of the board of directors of NIC Inc. and The NASDAQ Stock Market LLC, NASDAQ OMX BX, and NASDAQ OMX PHLX, all wholly owned subsidiaries of the NASDAQ OMX Group. He holds a bachelor’s degree in history from Yale University and a juris doctor degree from Northwestern University School of Law.

Jack Noonan

Jack Noonan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and served as transition executive of International Business Machines Corporation, a leading manufacturer of information technologies, from October 2009 to December 2009. From January 1992 to October 2009, he served as president and chief executive officer of SPSS Inc, a software company specializing in predictive analytics. From January 2008 to October 2009, he also served as chairman of the board of directors of SPSS Inc. He currently serves as a member of the board of directors of Fleetmatics Group PLC and Lionbridge Technologies, Inc.

Paul Sturm

Paul Sturm served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and wrote a monthly column on investing for Smart Money magazine between 1992 and 2006. From 1985 to 1989, he was assistant managing editor at Business Week. From 1980 until 1985, he held a similar position at Forbes. Before that, he worked as a business writer for a variety of publications based in New York, Washington, and London. He holds a bachelor’s degree in economics from Oberlin College and a master’s degree in journalism from Columbia University. He received a juris doctor degree from Georgetown University Law Center.

Hugh Zentmyer

Hugh Zentmyer was appointed to the Board in January 2010. He served as executive vice president of Illinois Tool Works Inc., a diversified manufacturer of industrial systems and components, from 1995 until his retirement in January 2009. He holds a bachelor’s degree in accounting from the University of Cincinnati and a master’s degree in business administration from Xavier University.

Morningstar, Inc. 2014 Proxy Statement	05

Board of Directors and Corporate Governance

We have adopted a set of Corporate Governance Guidelines to guide the Board in its objective of enhancing shareholder value over the long term. The shareholders elect the Board and vote on extraordinary matters. Our Board currently consists of nine directors. The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the chief executive officer, as directors. The current Board members include seven independent directors and two members of our senior management team.

Independent Directors

Each of our directors, other than Joe Mansueto and Don Phillips, qualifies as independent under Nasdaq requirements. The Nasdaq independence rules preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company. In reaching its conclusion that each of our non-employee directors is independent, the Board has determined that none of them has a relationship with the company that would interfere with the exercise of his or her independent judgment.

In making this determination, the Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they relate to the company. For Cheryl Francis, the Board considered ordinary course transactions between the company and Aon plc, where she is a member of the board of directors, and ordinary course transactions between the company and Corporate Leadership Center, where she is co-chairman. For Steve Kaplan, the Board considered ordinary course transactions between the company and Columbia Acorn Funds, where he is a member of the board of trustees, and a charitable contribution of $25 million to be paid over time by Joe Mansueto to support the construction of a new library at the University of Chicago and a charitable contribution of $250,000 completed in 2011 by Don Phillips to the University of Chicago, where Steve is a professor. For Bill Lyons, the Board considered ordinary course transactions between the company and The NASDAQ Stock Market LLC, where he is a director. Gail Landis, Jack Noonan, Paul Sturm, and Hugh Zentmyer do not have any relationships involving the company other than their positions as members of the Board.

The Board has determined that each member of the Audit Committee qualifies as independent under special standards established by the SEC for members of audit committees. The Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, the Chair of the Audit Committee, qualifies as an audit committee financial expert under the relevant SEC rules. This designation is related to Cheryl’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations, or liabilities that are greater than those generally imposed on her as a member of the Audit Committee and the Board. Her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Board has determined that each member of the Compensation Committee qualifies as independent under special standards established by the SEC and Internal Revenue Code for members of compensation committees.

The Nominating and Corporate Governance Committee has certain oversight responsibilities imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) that pertain to Morningstar Credit Ratings, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries. The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under special standards established by the Dodd-Frank Act applicable to board committees with those oversight responsibilities. The Dodd-Frank Act requires that the oversight committee have at least one user of credit ratings. The Board has determined that Bill Lyons, a member of the Nominating and Corporate Governance Committee, is a user of credit ratings within the meaning of the Dodd-Frank Act. This designation is related to Bill’s experience and understanding with respect to certain matters pertaining to credit ratings. The designation does not impose upon him any duties, obligations, or liabilities that are greater than those generally imposed on him

06	Morningstar, Inc. 2014 Proxy Statement

as a member of the Nominating and Corporate Governance Committee and the Board. His designation as a user of credit ratings does not affect the duties, obligations, or liabilities of any member of the Nominating and Corporate Governance Committee or the Board.

Board Responsibilities and Structure

The primary responsibilities of the Board are to provide oversight, counseling, and direction to our management team in the long-term interests of the company and our shareholders. The Board’s responsibilities include: selecting and regularly evaluating the performance of the chief executive officer, planning for chief executive officer succession and monitoring succession planning for other senior executives, overseeing the conduct of our business to evaluate whether the business is being properly managed, including review of the strategic plan, risk oversight, and overseeing the processes for maintaining the integrity of our financial statements and other public disclosures and compliance with law and ethics. The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain extraordinary corporate actions.

The Board is responsible for determining the roles of the chairman of the board and chief executive officer. The Board recognizes that in some circumstances there can be great value in having separate individuals serve as chairman and chief executive officer. However, the Board’s position is that having Joe Mansueto serve as both chairman and chief executive officer is in the best interest of the company and its shareholders at this point in time given the nature and size of our business, the company’s current management needs, the composition of the current board, and Joe’s position as founder and controlling shareholder of the company. The Board would consider making a change to the combined chairman and chief executive officer structure if it determined that would be the best course of action for the company, but it believes the current structure works well.

The Board has not designated a lead director; however, the independent directors choose from among themselves a lead director with respect to specific matters when appropriate. The Board believes this practice has been working well. The Chair of the Nominating and Corporate Governance Committee works closely with the chairman to set the agenda for each Board meeting and serves as a liaison between the chairman and the independent directors.

The Board and its committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its committees also hold special meetings and may act by written consent. Board agendas include regularly scheduled sessions for the independent directors to meet without members of management present. The independent directors determine who among them will be responsible for chairing sessions for the independent directors. The Board has delegated various responsibilities and authority to different Board committees, as described below. These committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings.

Board’s Role in Risk Oversight

The Board’s role in the company’s risk oversight process involves both the Audit Committee and the full Board. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. Management identifies and prioritizes enterprise-wide risks. Each year, the full Board receives a presentation by management on enterprise risk, including operational, financial, legal and regulatory, and strategic and reputational risks. Management makes additional reports about enterprise risks as needed or as requested by the Board. The Board believes the current leadership structure discussed above enhances its oversight of risk because our chief executive officer, who is ultimately responsible for the company’s management of risk, also chairs regular board meetings, and with his in-depth knowledge and understanding of the company, is best able to bring key business issues and risks to the Board’s attention.

Risk Considerations in our Compensation Program

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. In reaching this determination, we have taken into account the following design

Morningstar, Inc. 2014 Proxy Statement	07

elements of our compensation policies and practices: the mixture of cash and equity-based compensation incents an appropriate balance between short-term and long-term risk, multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the company, and the use of stock ownership requirements for our executive officers not only aligns their interests with shareholders but also discourages a short-term focus.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board held five meetings in 2013. We expect each director to attend each meeting of the Board and the committees on which he or she serves as well as the annual meeting. In 2013, each director attended all of the meetings of the Board and the committees on which he or she served, except that Cheryl Francis and Paul Sturm each missed one Audit Committee meeting. Each of the directors attended our 2013 Annual Shareholders’ Meeting.

Board Committees and Charters

The Board currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees and appoints the members to each of these committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Each Board committee has a written charter approved by the Board. A copy of each charter is available on our website at http://corporate.morningstar.com/US/InvestorRelations in the Corporate Governance section. The table below shows the members of each committee and the number of meetings held by each committee during 2013.

Director	Audit	Compensation	Nominating and Corporate Governance
Joe Mansueto
Don Phillips
Cheryl Francis	Chair	Member
Steve Kaplan		Chair	Member
Gail Landis	Member	Member
Bill Lyons		Member	Member
Jack Noonan	Member	Member
Paul Sturm	Member		Chair
Hugh Zentmyer	Member		Member
2013 Meetings	10	6	4

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions and is directly responsible for appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm. We describe the responsibilities and activities of the Audit Committee in greater detail in the Audit Committee Report on page 33.

Compensation Committee

The Compensation Committee reviews and determines salaries, incentive plan awards, and other matters relating to compensation of our executive officers, other than the chief executive officer, based on feedback from our chief executive officer about the officer’s performance and overall contribution to the company. It also makes recommendations to the Board concerning compensation for the chief executive officer. The Compensation Committee administers our equity-based compensation plans, including reviewing and granting equity-based awards to our non-employee directors, executive officers, and other employees. The Compensation Committee also reviews and determines various other Morningstar compensation policies and related matters. The Compensation Committee makes recommendations to the Board concerning our compensation practices for non-employee directors.

08	Morningstar, Inc. 2014 Proxy Statement

The Compensation Committee may, in its discretion and only to the extent permitted by law, delegate its authority to a subcommittee of the Compensation Committee. The Compensation Committee may engage its own outside advisors as it deems appropriate. In 2013, the Compensation Committee retained an independent compensation consultant, Aon Hewitt, to review the company’s executive compensation program. We discuss additional information about the Compensation Committee, its activity during 2013, and related matters in the Compensation Discussion and Analysis section, which begins on page 15.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other board memberships; and reputation for integrity. Although the company does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board believe that it is essential that the individual Board members represent diverse opinions, perspectives, personal and professional experiences, and backgrounds. The Nominating and Corporate Governance Committee reviews these factors and others it considers useful in the context of the perceived needs of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2013, we did not use a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders using the same criteria it uses for other candidates. A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and each of its committees. The Nominating and Corporate Governance Committee also reviews and reports to the Board on a periodic basis on corporate governance matters and is responsible for discharging the Dodd-Frank Act corporate governance oversight requirements that pertain to Morningstar Credit Ratings, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries.

Director Qualifications

Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below. Additional details on our director nominees are set forth in their biographies beginning on page 4.

•             As the founder and controlling shareholder of the company, Joe Mansueto’s knowledge of all aspects of the business and the financial information industry position him well to serve as our chairman and chief executive officer.

•             Don Phillips brings to the Board an in-depth understanding of the investment industry. He is a well-respected advocate for investors, with nearly 30 years of experience analyzing and commenting on investing trends.

Morningstar, Inc. 2014 Proxy Statement	09

•             Cheryl Francis is an experienced financial leader. Her experience serving as the chief financial officer of a public company makes her a valuable asset, both on our Board and as Chair of the Audit Committee. Cheryl also currently serves on the board of two other public companies and qualifies as an audit committee financial expert under the relevant SEC rules.

•             Steve Kaplan has an extensive background in academia. As a professor, his research and teaching focus on issues in private equity and entrepreneurial finance. His expertise is valuable in analyzing our business and potential acquisitions. Steve also currently serves on the board of another public company.

•             Gail Landis brings to the Board deep knowledge of the asset management industry. With 30 years of experience as an investment management executive, she has an excellent understanding of the needs of institutional clients.

•             As the former chief executive officer of a private investment management company, Bill Lyons has extensive experience in the mutual fund industry. Both through his work in the mutual fund industry and as a member of the investment committee of two private foundations, Bill has experience with relevant matters pertaining to credit ratings that help the Nominating and Corporate Governance Committee fulfill its oversight responsibilities relating to Morningstar Credit Ratings. His business acumen and knowledge of the mutual fund industry provide our Board with unique insight and a keen perspective on our customers’ priorities and challenges. Bill also currently serves on the board of another public company.

•             As the former chief executive officer of a public company, Jack Noonan offers a wealth of management and business experience. Jack’s exposure to the complex issues facing a global software provider makes him a valuable member of our Board. Jack also currently serves on the board of two other public companies.

•             Paul Sturm brings to the Board his unique perspective as a financial journalist, a comprehensive understanding of the investment media, as well as a deep understanding of our people, culture, and products.

•             With his years of experience working at a large decentralized company, Hugh Zentmyer brings to the Board his understanding of what makes businesses work effectively and efficiently. He has experience leading businesses with worldwide operations that market their products through multiple channels. His international strategic acquisition experience fits well with our company’s emphasis on global expansion.

Limitation on Other Board Service

We require that our directors who are currently serving as an executive officer of a public company serve on a total of no more than three public company boards, including ours. We require that our directors who are not currently serving as an executive officer of a public company serve on no more than four public company boards, including ours.

Communications from Shareholders to the Board

Shareholders may communicate with the Board by writing to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our general counsel and corporate secretary to forward correspondence only to the intended recipients; however, the Board has also instructed him to review the correspondence prior to forwarding it and, in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the company for review and possible response.

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Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the guidelines on our website at http://corporate.morningstar.com/US/documents/PR/CorpGovGuidelines.pdf.

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•             The Board believes that a board of directors consisting of seven to 12 members is an appropriate size based on our present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

•             The Board may fill Board vacancies. Directors appointed by the Board to fill vacancies serve until the next annual meeting at which directors are to be elected.

•             The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In determining the independence of a director, the Board applies the relevant Nasdaq requirements and applicable law and regulations.

•             The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they can also result in the loss of contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Board believes that, as an alternative to term limits, the Board can continue to evolve and adopt new viewpoints through the process for the evaluation and nomination of director candidates. In that regard, the Nominating and Corporate Governance Committee and the Board consider each member’s length of service and openness to new ideas when considering the appropriate slate of candidates to recommend for nomination.

•             Directors are required to retire from the Board when they reach the age of 73. A director reaching the age of 73 following his or her election to the Board may continue to serve until the next annual meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement for any director if deemed in the best interests of the company.

•             The Board believes that any director who discontinues his or her present employment or who materially changes his or her position should promptly tender a written offer of resignation to the Board. The Nominating and Corporate Governance Committee will then evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed circumstances.

•             All directors are expected to comply with their obligations described in the Conflicts of Interest section of our Corporate Governance Guidelines. If an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in our business operations, or in a director’s circumstances, the director should immediately report that matter to our general counsel for evaluation. If a significant conflict cannot be resolved, the director may be expected to resign.

•             If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, excuse himself or herself from participation in the discussion, and may not vote on the matter.

The Corporate Governance section of our website at http://corporate.morningstar.com/US/InvestorRelations also includes our Code of Ethics and our Securities Trading and Disclosure Policy, each of which has been adopted by the Board.

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Directors’ Compensation

The Board establishes non-employee directors’ compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive cash compensation and equity-based compensation.

Cash Compensation

Each non-employee director is entitled to receive an annual retainer of $10,000. Non-employee directors who are members of a committee receive an additional annual retainer of $5,000 per committee. The Audit Committee Chair and Compensation Committee Chair receive an annual retainer of $25,000 and $10,000, respectively. In addition to the retainers described above, we reimburse our non-employee directors for travel expenses in connection with attendance at meetings.

Equity-Based Compensation

In 2013, each of our non-employee directors received an annual grant of restricted stock units covering shares with a value of $110,000 at grant, that vest over a period of three years. New non-employee directors, in lieu of receiving an annual grant of restricted stock units, receive an initial grant of restricted stock units covering shares with a value of $250,000 at grant, also vesting over a period of three years.

2014 Directors’ Compensation Changes

In February 2014, the Board increased the annual retainer for non-employee directors from $10,000 to $30,000, added an annual retainer of $10,000 for the Nominating and Corporate Governance Committee Chair, and increased the annual grant of restricted stock units covering shares with a value of $110,000 at grant to restricted stock units with respect to shares having a value of $130,000 at grant. These changes will be effective in May 2014.

2013 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2013. Joe Mansueto and Don Phillips are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings.

	Fees Earned or Paid in Cash	Stock Awards	Total[1]
Cheryl Francis	$45,000	$109,954	$154,954
Steve Kaplan	30,000	109,954	139,954
Gail Landis	20,000	249,934	269,934
Bill Lyons	20,000	109,954	129,954
Jack Noonan	20,000	109,954	129,954
Paul Sturm	20,000	109,954	129,954
Hugh Zentmyer	20,000	109,954	129,954

(1) As required by relevant SEC rules, the amounts shown represent the aggregate grant date fair value for restricted stock unit awards granted in 2013 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating this amount. As of December 31, 2013, our non-employee directors held the following number of restricted stock units, including dividend equivalents credited with respect to the restricted stock units: Cheryl Francis 3,232, Steve Kaplan 3,232, Gail Landis 3,571, Bill Lyons 3,232, Jack Noonan 3,232, Paul Sturm 3,232, and Hugh Zentmyer 3,232.

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Security Ownership of Certain Beneficial Owners and Management

The following table shows information about beneficial ownership of our common stock as of March 1, 2014 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, each holder of more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated in the notes to the table, each person named in the table has sole voting and investment power with respect to the shares listed.

The following table is based on 44,702,790 shares of our common stock outstanding as of March 1, 2014.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock
Joe Mansueto[1]	24,687,121	55.23%
Stéphane Biehler	—	—
Scott Cooley[2]	24,157	*
Bevin Desmond[3]	67,488	*
Greg Goff[4]	4,838	*
Tom Idzorek	7,920	*
Don Phillips[5]	193,342	*
Cheryl Francis[6]	20,952	*
Steve Kaplan[7]	51,054	*
Gail Landis	—	—
Bill Lyons[8]	15,064	*
Jack Noonan[9]	68,232	*
Paul Sturm[10]	49,907	*
Hugh Zentmyer[11]	9,216	*
All directors and executive officers as of March 1, 2014 as a group (19 persons)[12]	25,458,287	56.95
Eaton Vance Management[13]	4,476,932	10.01

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto’s address is c/o Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. Joe has pledged 800,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 67,880 shares of our common stock held by the Mansueto Foundation, a private charitable foundation.

(2) Includes 4,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(3) Includes 4,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014 and 23,646 shares of common stock held by Bevin’s spouse.

(4) Includes 3,047 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(5) Includes 4,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(6) Includes 8,264 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(7) Includes 1,544 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(8) Includes 1,544 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014 and 7,500 shares of common stock as to which Bill has shared voting and investment power.

(9) Includes 11,544 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014 and 1,000 shares of common stock held by Jack’s spouse.

(10) Includes 1,544 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

(11) Includes 1,544 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2014.

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(12) Includes 60,372 shares of common stock as to which directors and executive officers have the right to acquire beneficial ownership by April 30, 2014.

(13) The indicated interest is based solely on a Schedule 13G filed on January 27, 2014 by Eaton Vance Management (EVM), a registered investment adviser, whose business address is 2 International Place, Boston, MA 02110. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2013 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
EVM	4,476,932	4,476,932	0	4,476,932	0

Restricted Stock Units

The following table shows information about the number of unvested restricted stock units, including dividend equivalents credited with respect to the restricted stock units, held as of March 1, 2014 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, and all of our directors and executive officers as a group. The restricted stock units shown in this table will not vest by April 30, 2014.

	Number of Unvested Restricted Stock Units
Joe Mansueto	—
Stéphane Biehler	11,962
Scott Cooley	1,688
Bevin Desmond	14,435	[1]
Greg Goff	9,680
Tom Idzorek	18,698
Don Phillips	10,636
Cheryl Francis	3,236
Steve Kaplan	3,236
Gail Landis	3,571
Bill Lyons	3,236
Jack Noonan	3,236
Paul Sturm	3,236
Hugh Zentmyer	3,236
All director and executive officers as of March 1, 2014 as a group (19 persons)	142,403

(1) Includes 725 unvested restricted stock units, including dividend equivalents credited with respect to the restricted stock units, held by Bevin’s spouse.

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Compensation Discussion and Analysis

In this section, we discuss the goals of our compensation program and how we compensated each of the executive officers identified in the following table in 2013. We refer to this group as the named executive officers, and the group includes our chief executive officer and each person who served as our chief financial officer during 2013, plus our three other most highly compensated executive officers.

Name	Title
Joe Mansueto	Chairman and Chief Executive Officer
Stéphane Biehler	Chief Financial Officer
Scott Cooley	Former Chief Financial Officer
Bevin Desmond	Head of Global Markets and Human Resources
Greg Goff	Chief Technology Officer
Tom Idzorek	President, Morningstar Investment Management

In November 2013, Scott Cooley stepped down as chief financial officer and Stéphane Biehler became our chief financial officer.

Goals of Our Compensation Program

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the Morningstar 2011 Stock Incentive Plan (the Stock Incentive Plan) and the Morningstar Incentive Plan (the Incentive Plan).

The goals of our compensation program for executives are to develop compensation policies and practices that:

•                  attract and retain talented executives;

•                  motivate and reward our executives for their individual and collective contributions to the company; and

•                  align our executive’s interests with the long-term interests of our shareholders.

The Compensation Committee believes that, as members of our management team take on more responsibility at Morningstar, variable incentive pay and equity awards should make up a larger portion of their total compensation. Our compensation program is designed to reward each member of our management team based on his or her overall contribution to the company and the goals and initiatives within his or her individual business or functional area.

The Compensation Committee does not use rigid formulas to determine executive compensation. Nevertheless, the Compensation Committee’s philosophy is to tie incentive compensation closely to value creation, as measured by increases in revenue and EBITDA (earnings before interest, taxes, depreciation, and amortization). The Compensation Committee also believes that a meaningful portion of each executive’s compensation should be in the form of equity awards. Our equity program, combined with our stock ownership requirements for our executive officers and directors, rewards long-term stock performance. The Compensation Committee bases its decisions about an executive’s compensation on its assessment of his or her performance and contribution toward enhancing the intrinsic value of our company. The Compensation Committee relies on its judgment in determining the amounts and combination of base salary, annual bonus, and equity awards.

In 2013, the Compensation Committee retained an independent executive compensation consultant, Aon Hewitt, to review the company’s executive compensation program. Aon Hewitt provided observations on our process, design, and approach relating to executive compensation. Aon Hewitt reports directly to the Compensation Committee and the Compensation Committee may replace Aon Hewitt or hire additional consultants at any time. The Compensation Committee assessed the independence of Aon Hewitt pursuant to the relevant SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Aon Hewitt from serving as an independent consultant to the Compensation Committee.

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The Compensation Committee compares the total compensation of our executives to what it sees in the market for companies of similar size and operating in a similar business. The Compensation Committee does not target specific compensation levels based on its review of other companies’ pay practices, but believes it is relevant to consider this information to obtain a general understanding of current compensation practices. Prior to the Compensation Committee’s engagement of Aon Hewitt, the Compensation Committee compared the total compensation of our executives against the total compensation provided to executives at Advent Software, Inc., The Corporate Executive Board Company, FactSet Research Systems, Inc., Fair Isaac Corporation, Forrester Research, Inc., Gartner, Inc., IHS Inc., and MSCI Inc. Based on the recommendations of Aon Hewitt, the Compensation Committee expanded the peer group of companies to include a broader view of the market. Companies both smaller and larger in size were included so that the median revenue and market capitalization of the peer group generally approximates the revenue and market capitalization of Morningstar.

The following companies represent the expanded peer group:

Advent Software, Inc.	FactSet Research Systems, Inc.	IHS Inc.
The Advisory Board Company*	Fair Isaac Corporation	MSCI Inc.
The Corporate Executive Board	Company Financial Engines Inc.*	SEI Investments Company*
Dun & Bradstreet Corporation*	Forrester Research, Inc.	Solera Holdings Inc.*
Equifax Inc.*	Gartner, Inc.	SS&C Technologies Holdings, Inc.*

* Denotes newly added to the peer group.

The Compensation Committee also evaluated various published survey data provided by the McLagan and Radford compensation surveys. These surveys provide information about compensation levels and practices at financial services and technology companies. When reviewing data from published surveys, the Compensation Committee focuses on information specific to companies of Morningstar’s size. For purposes of this Compensation Discussion and Analysis, we refer to the compensation data for these companies and surveys as “market data.”

The company provides its shareholders with an opportunity to cast an advisory “say on pay” vote on executive compensation once every three years. The company held its last “say on pay” vote at its 2011 Annual Shareholders’ Meeting, and the proposal was approved with more than 90% support. The Compensation Committee did not make any changes to the company’s executive compensation program in response to the 2011 “say on pay” vote. The company is conducting a “say on pay” vote at the 2014 Annual Shareholders’ Meeting. For additional information on this year’s “say on pay” vote, see Proposal 3: An Advisory Vote on Executive Compensation.

CEO Compensation

In consideration of his status as our principal shareholder, Joe Mansueto believes his compensation as our chief executive officer should be directly aligned with other shareholders and be realized primarily through appreciation in the long-term value of our common stock. Accordingly, at his request, he does not participate in our equity or cash-based incentive programs. In addition, since resuming his role as our chief executive officer in 2000, his annual salary has been fixed at $100,000. While the Compensation Committee may review and make recommendations to the Board concerning Joe’s compensation, we expect that his salary will remain at $100,000 per year for the foreseeable future.

CFO Compensation

As noted above, Stéphane Biehler became our chief financial officer in November 2013. After considering market practices for the position and the Compensation Committee’s compensation philosophy, the Committee approved Stéphane’s compensation package which included a base salary of $350,000 and an annual bonus target of $350,000, which was pro-rated for 2013 as of his hire date. In November 2013, the Compensation Committee approved two restricted stock unit grants for Stéphane in connection with the start of his employment, each with a value of approximately $500,000. The first of these grants vests in full

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on the first anniversary of the grant date and the second vests in four equal annual installments beginning on the second anniversary of the grant date.

Elements of our Executive Compensation Program

Our executive compensation program currently consists of two main elements: cash compensation (including annual base salary and annual bonus) and equity-based compensation.

Cash Compensation

We pay cash compensation in the form of base salary and bonuses under the Incentive Plan. We include bonuses in the compensation package because the Compensation Committee believes doing so encourages strong financial and operational performance. We describe each component of cash compensation in more detail below.

Base Salary: The Compensation Committee reviews and determines the base salaries of our executive officers, other than the chief executive officer, based on feedback from our chief executive officer about the individual’s performance and overall contribution to the company. The Compensation Committee elected to maintain in 2013 the base salaries for named executive officers that were in place in 2012.

Bonus Plan: The Board adopted the Incentive Plan, subject to shareholder approval at the 2014 Annual Shareholders’ Meeting of the performance measures included in the Incentive Plan. For additional information on the Incentive Plan, see Proposal 2: Approval of the Performance Measures under the Morningstar, Inc. Incentive Plan. The Incentive Plan rewards participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe Mansueto does not participate in the Incentive Plan. The design of the Incentive Plan gives the Compensation Committee discretion to establish bonuses for our other executive officers based on an assessment of the individual’s achievements and feedback from our chief executive officer about the individual’s performance and overall contribution to the company, while preserving the company’s ability to deduct the bonuses to the extent permitted under Section 162(m) of the Internal Revenue Code.

In early 2013 the Compensation Committee established a performance-based compensation measure of 0.9% of operating income before bonus expense (i.e., operating income plus bonus expense) for each named executive officer. This measure set the maximum potential bonus for each named executive officer at $1,904,256. Consistent with Section 162(m) of the Internal Revenue Code, the Compensation Committee has the ability to reduce the bonus payout to a lesser amount based on overall company and individual performance. We describe how the Compensation Committee exercised this discretion below.

2013 Bonus Target and Bonus Determinations for Named Executive Officers (Other than Joe Mansueto): In December 2012, the Compensation Committee reviewed the 2013 bonus target for each of our named executive officers then employed by us (other than Joe Mansueto, who does not participate in the Incentive Plan). The Compensation Committee reviewed Stéphane Biehler’s bonus target in connection with the approval of his compensation package. The 2013 bonus targets ranged from approximately 86% to 107% of each named executive officer’s base salary. The Compensation Committee determined these target bonus levels based on its assessment of the named executive officer’s impact on the company’s results and a desire for a meaningful portion of total compensation to be in the form of variable incentive pay. In determining target bonus levels, the Compensation Committee also reviewed incentive compensation practices at similar companies. As noted above, while the Compensation Committee does not target compensation elements against the market data, the Compensation Committee does review the market data to understand competitive market practices with respect to executive compensation.

The Compensation Committee determined payouts for the 2013 incentive bonuses based primarily on financial performance, using a formula that measured adjusted revenue and adjusted EBITDA relative to goals established for the bonus program. Revenue and EBITDA are adjusted to exclude the impact of things we don’t control, such as intangible amortization, expected incentive compensation costs, foreign currency fluctuations, capitalized software development and its associated depreciation, and acquisitions and divestitures. At the beginning of 2013, the Compensation Committee established a funding formula where various performance levels result in a specified funding factor. The same formula is used for adjusted revenue and adjusted

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EBITDA, with the final payout factor being weighted 70% for adjusted revenue and 30% for adjusted EBITDA. The formula is depicted by the graphic below:

2013 Bonus Funding Formula

In 2013, our financial performance resulted in the following calculation of the bonus funding factor and final payout factor:

Measure Achievement	Goal	Goal Attainment	Funding Factor	Weighting	Final Payout Factor
Adjusted Revenue (Millions) $693.4	$713.5	97.2%	88.7%	70%	88.7%
Adjusted EBITDA (Millions)	$267.3	$275.0	97.2%	88.9%	30%

Each executive’s bonus target was multiplied by the final payout factor to determine the bonus payout. Adjustments to this award were then determined based on each executive’s individual performance. The Compensation Committee did not establish quantifiable metrics for individual performance. Rather, the Compensation Committee reviewed Joe’s evaluation of each executive’s contributions to key company initiatives and his or her broader impact on the growth of the business. We describe the key initiatives for each named executive officer as well as the items considered by the Compensation Committee in evaluating the executive’s performance against those goals in the bonus discussion included below. The table below shows the target

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earned by each of our named executive officers who participated in the Incentive Plan based on the achievement of financial goals and the adjustments made for individual performance.

	2013 Target Bonus [A]	Company Funding Factor [B]	Individual Performance Adjustment [C]	Final Bonus [A] x [B] x [C]
Stéphane Biehler[1]	$ 45,080	88.7%	100%	$ 40,000
Scott Cooley[2]	$238,850	88.7%	85%	$180,000
Bevin Desmond	$295,000	88.7%	113%	$295,000
Greg Goff	$300,000	88.7%	113%	$300,000
Tom Idzorek	$300,000	88.7%	113%	$300,000

(1) Stéphane’s annual bonus target for 2013 was $350,000, which was prorated to $45,080 based on his hire date.

(2) Scott’s annual bonus target for 2013 was $270,000, which was prorated to $238,850 to reflect his time in the chief financial officer position.

We describe the factors affecting the individual performance adjustment for each of our named executive officers who participated in the Incentive Plan in more detail below.

Stéphane Biehler: Given Stéphane’s limited time in the chief financial officer position, Joe recommended to the Compensation Committee that Stéphane’s individual performance adjustment be 100%.

Scott Cooley: As the leader of the company’s finance organization until November 2013, Scott’s focus was on improving our global financial reporting processes and aligning the company’s financial reporting systems with the new organization structure. In 2013, the finance organization did great work in implementing our new structure and making progress toward upgrading our financial systems. Scott’s contributions to these efforts were notable, but more work needs to be done to complete the implementation and globalization of these systems and processes. Based on these factors, Joe recommended to the Compensation Committee that Scott’s individual performance adjustment be 85%.

Bevin Desmond: Bevin’s key initiatives included leading our efforts to implement a new organization structure to better align with our clients, strengthening the leadership team around the world, and leading our overall initiatives related to improving our work environment and employee satisfaction. Bevin’s contributions to these initiatives were exemplary, and based on these factors Joe recommended to the Compensation Committee that Bevin’s individual performance adjustment be 113%.

Greg Goff: Greg’s focus in 2013 was on continuing to strengthen our global technology infrastructure, including upgrading our product platforms and enhancing internal systems. He was also asked to take more direct ownership for our product engineering group. Joe believes that Greg contributed beyond expectations, and based on these factors Joe recommended to the Compensation Committee that Greg’s individual performance adjustment be 113%.

Tom Idzorek: Tom’s key initiatives as president of Morningstar Investment Management were to begin implementing his short- and long-term vision for the Investment Management team, globalizing the capabilities of the group, supporting the growth of our retirement and investment services businesses, and enhancing the culture of the group. Tom was also asked to provide support in aligning the Investment Management group with the new organization structure. Tom made measurable progress in strengthening leadership globally, and our key growth businesses within Investment Management continue to perform well. Based on these factors, Joe recommended to the Compensation Committee that Tom’s individual performance adjustment be 113%.

Equity-Based Compensation

The Stock Incentive Plan provides for grants of options, stock appreciation rights, restricted stock, restricted stock units, and performance shares. All of our employees are eligible for awards under the Stock Incentive Plan. Joe Mansueto does not participate in the Stock Incentive Plan.

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Equity awards that vest over time are an important component of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards because the Compensation Committee believes this practice helps align the economic interests of our executive officers with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business. The amount of equity-based compensation we provide to each executive officer in a given year generally reflects the individual’s level of responsibility within the company. We believe that keeping a consistent level of value for equity awards as of the grant date encourages key managers to enhance the value of the equity over time. This incentive also aligns with the goal of increasing long-term shareholder value. Because we generally keep base salaries on the low end of the range for comparable companies, having a consistent grant date value also provides an incentive for key managers to continue their employment with us even at times when variable pay or our stock price declines.

The Compensation Committee continues to review the annual equity award values for executive officers to assure that they reflect each executive’s responsibility within the company and encourage retention and long-term alignment with company success. In 2013, the Compensation Committee targeted the value of annual equity grants for our executives at approximately 30% to 40% of total compensation.

We also make grants to many other employees. For example, in 2013, approximately 75% of the annual equity grant was made to employees other than executive officers and non-employee directors.

In May 2013, the Compensation Committee granted restricted stock units to our named executive officers (other than Scott who had previously announced he would be stepping down as chief financial officer and didn’t receive a grant and Stéphane who wasn’t yet an employee) with a total value of $1,030,000. The Compensation Committee granted restricted stock units with a value of approximately $380,000 to Bevin, approximately $300,000 to Greg, and approximately $350,000 to Tom. The value of Tom’s 2013 restricted stock unit grant was lower than in 2012 because his 2012 grant reflected an increase associated with his expanded responsibilities as president of Morningstar Investment Management. As described above under CFO Compensation, in November 2013, the Compensation Committee approved two restricted stock unit grants for Stéphane in connection with the start of his employment, each with a value of approximately $500,000. The first of these grants vests in full on the first anniversary of the grant date and the second vests in four equal annual installments beginning on the second anniversary of the grant date.

In connection with Scott stepping down as chief financial officer, he agreed to forfeit the unvested portion of his 2010 and 2012 restricted stock units grants that otherwise would have continued to vest under our Stock Incentive Plan. His 2011 restricted stock unit grant and stock option grant will continue to vest.

The Compensation Committee believes that its current compensation program for executive officers strikes the correct balance. This mix of equity and cash compensation is intended to give our executive officers a substantial alignment with shareholders, while also permitting the Compensation Committee to provide incentives for our executive officers to enhance the intrinsic value of our company.

Practices Regarding the Grant of Equity Awards

The Compensation Committee makes equity grants twice a year, with the majority of the grants being made to non-employee directors, executive officers, and most other employees in the second quarter. We make equity grants after the issuance of our quarterly or year-end earnings press releases. The Compensation Committee believes it’s appropriate to make awards at a time when material information regarding our performance for the quarter or year has been disclosed.

The Compensation Committee makes all equity awards under the Stock Incentive Plan, with the value of each restricted stock unit being deemed equal to the closing transaction price of a share of our common stock as reported by the Nasdaq Stock Market on the last trading day before the effective date of grant. Other than the awards granted to Stéphane in November 2013 as

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described above and awards granted to our non-employee directors, each equity award vests in four equal annual installments beginning on the first anniversary of the grant date. Each equity award granted to our non-employee directors vests in three equal annual installments beginning on the first anniversary of the grant date.

Employment Agreements, Change in Control Arrangements, and Deferred Compensation

We do not have any employment agreements, termination agreements, or change-in-control agreements with any of our current executive officers.

If there is a change in control of Morningstar, the Compensation Committee can vest or make exercisable, as the case may be, unvested or not yet exercisable awards granted under the Stock Incentive Plan. The following events constitute a change in control within the meaning of the Stock Incentive Plan: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets. The Compensation Committee has not determined how it will exercise its discretion if there is a change in control of Morningstar. If there had been a change in control of Morningstar on December 31, 2013, and the Compensation Committee accelerated vesting, the market value on that date of the shares subject to unvested restricted stock units that would have vested for the benefit of each of our named executive officers would have been: Joe $0; Stéphane $934,113; Scott $131,582; Bevin $1,069,052; Greg $754,974; and Tom $1,462,704; and the spread (i.e., the difference between the market value and exercise price of shares subject to a stock option) on that date attributable to stock options that would have been made exercisable for the benefit of each of our named executive officers would have been: Joe $0; Stéphane $0, Scott $84,000; Bevin $84,000; Greg $57,912; and Tom $0.

Other than our 401(k) plan, we do not have any plans that permit employees to defer salary or bonus.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers and directors. These guidelines are designed to encourage our executive officers and directors to increase their equity stakes in the company and more closely link their economic interests with those of our shareholders. We require each of our executive officers and directors to hold either shares with a value of $5,000,000 or generally speaking, a number of Morningstar shares and share equivalents that is at least the sum of 12.5% of the total number of exercisable stock options and 25% of the total number of vested restricted stock units that he or she has been granted. Our executive officers and directors are in compliance with these requirements. We describe our stock ownership requirements in more detail in our Securities Trading and Disclosure Policy, a copy of which is posted on our website at http://corporate.morningstar.com/US/financials/trading_policy.pdf.

Anti-Hedging Policy

Our Securities Trading and Disclosure Policy prohibits employees from engaging in short sales of Morningstar’s common stock and transactions in publicly traded options in Morningstar’s common stock (such as puts, calls, and other derivative securities) on an exchange or in any other organized market.

Morningstar, Inc. 2014 Proxy Statement	21

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in Morningstar’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee

Steve Kaplan, Chair
Cheryl Francis
Gail Landis
Bill Lyons
Jack Noonan

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

22	Morningstar, Inc. 2014 Proxy Statement

Executive Compensation

The following table shows compensation for our named executive officers.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards[1]	Option Awards	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Joe Mansueto	2013	$100,000	$ —		$ —	$ —	$ —	$ 5,295	$ 105,295
Chairman and Chief Executive Officer	2012	100,000	—		—	—	—	5,295	105,295
	2011	100,000	—		—	—	—	4,831	104,831
Stéphane Biehler[4]	2013	45,075	—		999,904	—	40,000	97,796	1,182,775
Chief Financial Officer
Scott Cooley[4]	2013	262,500	—		—	—	180,000	13,170	455,670
Former Chief Financial Officer	2012	300,000	—		379,973	—	216,000	12,795	908,768
	2011	285,417	—		190,000	190,000	270,000	12,393	947,810
Bevin Desmond	2013	275,000	—		379,976	—	295,000	12,420	962,396
Head of Global Markets and	2012	275,000	—		379,973	—	295,000	12,537	962,510
Human Resources	2011	254,583	—		190,000	190,000	325,000	12,623	972,206
Greg Goff	2013	350,000	—		299,977	—	300,000	12,842	962,819
Chief Technology Officer	2012	350,000	—		299,987	—	300,000	9,233	959,220
	2011	87,500	125,000	[5]	149,977	150,000	87,500	3,846	603,823
Tom Idzorek	2013	300,000	—		349,950	—	300,000	50,967	1,000,917
President, Morningstar Investment	2012	290,833	—		849,979	—	240,000	37,304	1,418,116

Management	2011	268,333	—		249,970	—	250,000	12,393	780,696

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for restricted stock unit awards granted in 2013 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating these amounts. For further information on these awards, see the 2013 Grants of Plan-Based Awards table beginning on page 24 of this Proxy Statement.

(2) The amounts represent annual bonus payments made under the Incentive Plan. For further information on these payments, see Compensation Discussion and Analysis—Bonus Plan.

(3) For 2013, the amounts shown include the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) plan	Other		Total
Joe Mansueto	$45	$ 5,250	$ —		$ 5,295
Stéphane Biehler	45	766	96,985	[a]	97,796
Scott Cooley	45	13,125	—		13,170
Bevin Desmond	45	12,375	—		12,420
Greg Goff	45	12,797	—		12,842
Tom Idzorek	45	11,813	39,109	[b]	50,967

(a) For Stéphane, the amounts shown include $57,886 for moving-related expenses and $24,503 for corporate housing. Amounts shown also include a tax reimbursement payment of $14,796 relating to the corporate housing expense. The amounts reported represent the actual amounts paid or reimbursed by the company.

(b) For Tom, the amounts shown include personal commuting, lodging, and related expenses for travel between our corporate headquarters and his residence outside of Illinois. The amounts reported represent the actual amounts paid or reimbursed by the company.

Morningstar, Inc. 2014 Proxy Statement	23

For 2012, the amounts shown include the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) plan	Other		Total
Joe Mansueto	$45	$ 5,250	$ —		$ 5,295
Stéphane Biehler	—	—	—		—
Scott Cooley	45	12,750	—		12,795
Bevin Desmond	45	12,492	—		12,537
Greg Goff	45	9,188	—		9,233
Tom Idzorek	45	12,750	24,509	[a]	37,304

(a) For Tom, the amounts shown include personal commuting, lodging, and related expenses for travel between our corporate headquarters and his residence outside of Illinois.

For 2011, the amounts shown include the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) plan	Other	Total
Joe Mansueto	$ 18	$4,813	$—	$ 4,831
Stéphane Biehler	—	—	—	—
Scott Cooley	18	12,375	—	12,393
Bevin Desmond	248	12,375	—	12,623
Greg Goff	18	3828	—	3,846
Tom Idzorek	18	12,375	—	12,393

(4) In November 2013, Scott Cooley stepped down as chief financial officer and Stéphane Biehler became our new chief financial officer.

(5) Amount shown consists of a sign-on bonus Greg Goff received when he joined the company in October 2011.

2013 Grants of Plan-Based Awards

The following table shows information concerning the grant of plan-based awards in 2013 to each of our named executive officers.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target[1]	All Other Stock Awards: Number of Shares of Stocks or Units[2]	Grant Date Fair Value of Stock Award[3]
Joe Mansueto	—	—	$ —	—	$ —
Stéphane Biehler	—	—	350,000	—	—
	November 15, 2013	November 7, 2013	—	5,981	499,952
	November 15, 2013	November 7, 2013	—	5,981	499,952
Scott Cooley	—	—	270,000	—	—
	—	—	—	—	—
Bevin Desmond	—	—	295,000	—	—
	May 15, 2013	May 9, 2013	—	5,429	379,976
Greg Goff			300,000	—	—
	May 15, 2013	May 9, 2013		4,286	299,977
Tom Idzorek	—	—	300,000	—	—
	May 15, 2013	May 9, 2013	—	5,000	349,950

24	Morningstar, Inc. 2014 Proxy Statement

(1) Amounts shown represent the Incentive Plan bonus target for each participating named executive officer established by the Compensation Committee. The targets for Stéphane and Scott were prorated to reflect their service during 2013. The Incentive Plan does not include specified threshold or maximum payout levels.

(2) Amounts shown consist of restricted stock units granted under the Stock Incentive Plan. Except for the restricted stock units granted to Stéphane, these restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date. The first of Stéphane’s grants vests in full on the first anniversary of the grant date and the second vests in four equal annual installments beginning on the second anniversary of the grant date.

(3) Amounts shown represent the aggregate grant date fair value for each restricted stock unit granted in 2013 as determined pursuant to FASB ASC Topic 718. See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating this amount.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Joe Mansueto	—	—		$ —	—	—		$ —
Stéphane Biehler	—	—		—	—	11,962	[1]	934,113
Scott Cooley	—	—		—	—	1,684	[2]	131,582
	4,000	4,000	[3]	57.28	May 15, 2021	—		—
Bevin Desmond	—	—		—	—	13,690	[4]	1,069,052
	4,000	4,000	[3]	57.28	May 15, 2021	—		—
Greg Goff	—	—		—	—	9,668	[5]	754,974
	3,047	3,048	[6]	59.35	November 15, 2021	—		—
Tom Idzorek	—	—		—	—	18,731	[7]	1,462,704

(1) These restricted stock units vest as follows: 5,981 on November 15, 2014; 1,495 on November 15, 2015; 1,495 on November 15, 2016, 1,495 on November 15, 2017; and 1,496 on November 15, 2018.

(2) These restricted stock units vest as follows: 842 on May 15, 2014; and 842 on May 15, 2015.

(3) These options became exercisable in four equal annual installments beginning May 15, 2012.

(4) These restricted stock units vest as follows: 5,313 on May 15, 2014; 3,931 on May 15, 2015; 3,089 on May 15, 2016; and 1,357 on May 15, 2017.

(5) These restricted stock units vest as follows: 2,438 on May 15, 2014; 640 on November 15, 2014; 2,438 on May 15, 2015; 641 on November 15, 2015; 2,439 on May 15, 2016; and 1,072 on May 15, 2017.

(6) These options become exercisable in four equal annual installments beginning November 15, 2012.

(7) These restricted stock units vest as follows: 3,981 on May 15, 2014; 2,683 on November 15, 2014; 3,291 on May 15, 2015; 2,684 on November 15, 2015; 2,184 on May 15, 2016; 2,658 on November 15, 2016; and 1,250 on May 15, 2017.

Morningstar, Inc. 2014 Proxy Statement	25

2013 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of restricted stock units during the year ended December 31, 2013 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joe Mansueto	—	$ —	—	$ —
Stéphane Biehler	—	—	—	—
Scott Cooley	10,000	436,394	5,667	396,688
Bevin Desmond	13,750	564,155	5,433	380,293
Greg Goff	—	—	2,003	148,943
Tom Idzorek	—	—	5,728	437,622

26	Morningstar, Inc. 2014 Proxy Statement

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2013 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)
Equity compensation plans	1,146,723	[1]	$30.26	[2]	4,500,934 approved by shareholders
Equity compensation plans	0		—		0 not approved by shareholders
Total	1,146,723		$30.26		4,500,934

(1) Includes 696,616 restricted stock units and 16,508 shares of restricted stock that were outstanding as of December 31, 2013.

(2) Restricted stock unit and restricted stock awards do not have an exercise price. Accordingly, the outstanding restricted stock unit and restricted stock awards have been disregarded for purposes of computing the weighted average exercise price.

Morningstar, Inc. 2014 Proxy Statement	27

Proposal 2: Approval of the Performance Measures under the Morningstar, Inc. Incentive Plan

Our shareholders will be asked at the annual meeting to approve the material terms of the performance measures used for performance-based awards granted under the Morningstar, Inc. Incentive Plan (the Incentive Plan), in accordance with Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)). The Incentive Plan is a cash-based incentive program that rewards employees for meeting and exceeding annual performance goals approved by the Compensation Committee. The Incentive Plan, first established in 2005, was previously approved by our shareholders in 2009 and was last amended and restated effective January 1, 2014.

The Incentive Plan is intended to comply with Section 162(m). Section 162(m) precludes publicly traded companies from deducting compensation in excess of $1.0 million paid to “covered employees” (generally, the chief executive officer and the three most highly compensated officers, other than the chief financial officer) other than compensation that is qualified as being “performance-based compensation” under the relevant Internal Revenue Service regulations. In order for the compensation paid under the Incentive Plan to qualify as performance-based compensation under Section 162(m), shareholders must approve the material terms of the performance measures at least once every five years.

We are asking that shareholders approve the material terms of the performance measures under the Incentive Plan so that we can preserve, to the extent practicable, our ability to deduct compensation payable under the Incentive Plan to our covered employees.

The Board believes the Incentive Plan is in the best interest of our shareholders and recommends that our shareholders approve the material terms of the performance measures under the Incentive Plan. If the material terms of the performance measures are not approved by our shareholders, bonuses will not be paid to covered employees or executive officers under the Incentive Plan. The material terms of the Incentive Plan are outlined below and should be reviewed along with the full text of the Incentive Plan, a copy of which is included as Appendix A to this proxy statement.

Eligibility

Only regular full-time and part-time employees are eligible to participate in the Incentive Plan. There are approximately 3,300 individuals who are eligible to participate in the Incentive Plan.

Administration, Amendments, and Termination

The Compensation Committee administers the Incentive Plan, which may be amended or terminated by the Board or Compensation Committee. However, shareholders may need to approve any amendments to qualify amounts paid under the Incentive Plan as performance-based compensation under Section 162(m) or any other applicable law or regulation. Amendments to potential bonuses may not be made if they apply to a performance period that began before the effective date of the amendment.

Performance Goals

Under the Incentive Plan, participants are eligible to receive annual bonuses based on achieving certain performance goals for each calendar year (or other performance period specified by the Compensation Committee). The Compensation Committee establishes performance goals for executive officers under the Incentive Plan within 90 days after the beginning of each year, as long as the outcome of these goals is substantially uncertain at the time they are established. Performance goals for executive officers are stated as specific amounts of, or specific changes in, one or more financial measures determined by the Compensation Committee. Performance goals may also include goals relating to customer acquisition, business expansion, cost targets, reductions in errors and omissions, reductions in lost business, acquisitions, divestitures, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, safety,

28	Morningstar, Inc. 2014 Proxy Statement

diversity, efficiency, or any combination of the foregoing. The performance goals may be different for different performance periods and for any performance period may be stated: (a) as goals for the company, for one or more subsidiaries, business units, divisions, organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indexes, or be based on any combination of the foregoing; and (c) separately for one or more participants or business units, or in any combination of the two.

The Compensation Committee must use any one or more of the following financial measures to establish performance goals for executive officers:

•   earnings before interest and taxes;

•   earnings before interest, taxes, depreciation, and amortization;

•   net earnings;

•   operating earnings or income;

•   earnings growth;

•   net income (absolute or compared with growth rates);

•   net income per share;

•   cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

•   earnings per share;

•   return on shareholders’ equity (absolute or compared with a peer group);

•   stock price (absolute or compared with a peer group);

•   absolute and/or relative return on common shareholders’ equity;

•   absolute and/or relative return on capital;

•   absolute and/or relative return on assets;

•   economic value added (income in excess of cost of capital);

•   customer satisfaction;

•   expense reduction;

•   ratio of operating expense to operating revenue;

•   gross revenue or revenue by pre-defined business segment (absolute or compared with growth rates for competitors);

•   revenue backlog;

•   margins realized on delivered services;

Morningstar, Inc. 2014 Proxy Statement	29

•   total shareholder return;

•   debt-to-capital ratio; or

•   market share.

The Compensation Committee may specify any reasonable definition of the financial measures it uses. The definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual, or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

When the Compensation Committee establishes the performance goals, it also establishes a formula or standard for calculating the amount of the bonus payable to each executive officer. Notwithstanding the attainment of the applicable performance goals, the Compensation Committee may decide, in its sole discretion, to decrease a covered employee’s bonus to an amount less than the amount determined under the formula or standard. In no event, however, will a covered employee’s bonus be increased if the applicable performance goals are not attained. In addition, the maximum amount payable to a covered employee for any year is $5.0 million, which limit will be proportionately adjusted for performance periods longer or shorter than one year.

Bonus Determination

Within a reasonable time after the end of each year, the Compensation Committee determines, and with respect to covered employees certifies in writing, whether the performance goals established for the year were met and the extent to which the performance goals were exceeded, if applicable. If the Compensation Committee determines, and with respect to covered employees certifies in writing, the performance goals established for the previous year were satisfied, it then determines the amount of the bonuses payable by the company.

Payment of Bonus

The company determines bonus payments, which are made in cash, as soon as practicable after the Compensation Committee determines the bonus amount. Bonus amounts may be expressed as individual bonuses or as one or more bonus pools, all or a portion of which may be allocated as individual bonuses to individuals employed in one or more business units. Except for participants on a leave of absence of less than three months, participants must be continuously employed by the company for the entire performance period to receive a bonus. If a participant is on a leave of absence for three months or longer, the Compensation Committee will determine whether the leave of absence constitutes a break in continuous employment. Further, if a participant is on a leave of absence on the last day of the performance period, the Compensation Committee may require that the participant return to active employment with the company at the end of the leave of absence as a condition to receiving the bonus payment. The Compensation Committee has the discretion to award pro-rata bonuses for participants who are not employed for an entire year.

Deferral of Bonus

Subject to the Compensation Committee’s approval, participants may elect to defer payment of a bonus by making a deferral election in accordance with applicable law. The Compensation Committee does not allow participants to defer bonus payments at this time.

Clawback

Bonuses paid under the Incentive Plan will be subject to clawback by the company to the extent necessary to comply with applicable law.

Recommendation of the Board

The Board recommends that you vote FOR approval of the material terms of the performance measures under the Incentive Plan.

30	Morningstar, Inc. 2014 Proxy Statement

Proposal 3: An Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to approve our 2013 executive compensation program and the compensation paid to our named executive officers. Our most recent “say on pay” vote was held at our 2011 Annual Shareholders’ Meeting. At our 2011 Annual Shareholders’ Meeting, shareholders voted to approve (on a non-binding basis) our executive compensation as disclosed in the proxy statement for that meeting. In addition, at the 2011 Annual Shareholders’ Meeting, shareholders were asked to vote on how frequently the say on pay vote should be held and our shareholders indicated a preference for holding that vote once every three years. The company will conduct its next “say on pay” vote at its 2017 Annual Shareholders’ Meeting.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the Morningstar 2011 Stock Incentive Plan and the Morningstar Incentive Plan. The goals of our executive compensation program, policies, and practices are to attract and retain talented executives, motivate and reward our executives for their individual and collective contributions to the company, and align our executives’ interests with the long-term interests of our shareholders. The Compensation Committee and the Board believe the design of the 2013 executive compensation program and the compensation paid to our named executive officers under the current program fulfill these goals.

This proposal allows our shareholders to express their views on the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the compensation of our named executive officers by voting FOR the following resolution at the annual meeting:

“Resolved, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

Because the say on pay vote is an advisory vote only, it will not be binding on the company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Recommendation of the Board

The Board recommends a vote FOR the approval of the resolution relating to the executive compensation of our named executives as disclosed in this proxy statement.

Morningstar, Inc. 2014 Proxy Statement	31

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014. As a matter of good corporate governance, we are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG at the annual meeting, the Audit Committee will review its appointment of KPMG as our independent registered public accounting firm.

We expect that a representative of KPMG will attend the annual meeting. The KPMG representative will have an opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions from shareholders.

See Board of Directors and Corporate Governance—Board Committees and Charters—Audit Committee, Audit Committee Report, and Principal Accounting Firm Fees for additional information pertaining to the Audit Committee, its activity during 2013, and related matters.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2014.

32	Morningstar, Inc. 2014 Proxy Statement

Audit Committee Report

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are providing oversight, counsel, and direction to our management team in the long-term interests of the company and its shareholders. The Audit Committee oversees Morningstar’s accounting and financial reporting processes, as well as audits of Morningstar’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined under Nasdaq and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is posted on our Investor Relations website at http://corporate.morningstar.com/US/InvestorRelations in the Corporate Governance section. Morningstar intends the composition of the Audit Committee, the attributes of its members, and the responsibilities reflected in its charter to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board last revised the charter in February 2012.

As noted above, the Audit Committee’s role is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time Internal Audit department that reports to the Audit Committee. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee has the authority and responsibility to select, compensate, evaluate and, when appropriate, replace Morningstar’s independent registered public accounting firm. The Audit Committee may engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services. KPMG provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning its independence as an independent auditor. The Audit Committee also discussed KPMG’s independence with KPMG and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules. The Audit Committee serves a board-level oversight role. It provides advice, counsel, and direction to management and the auditors based on the information it receives, discussions with management and the auditors, and the experience of its members in business, financial, and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s quarterly earnings press releases. Management and the independent audit firm review and discuss with the Audit Committee various topics and events

Morningstar, Inc. 2014 Proxy Statement	33

that may have significant financial impact on Morningstar. Management and the independent audit firm also review with the Audit Committee matters discussed between them. In addition, the Audit Committee generally oversees Morningstar’s internal compliance programs. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. The Audit Committee is responsible for establishing procedures for handling complaints received by Morningstar regarding accounting, internal controls, or auditing matters. This includes setting up procedures to allow Morningstar employees to submit any concerns they may have regarding questionable accounting or auditing matters in a confidential, anonymous manner.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to pre-approve additional services. If the Chair pre-approves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Morningstar obtains these services from other firms as needed.

The Audit Committee reviewed and discussed with management and representatives of KPMG Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2013, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and KPMG’s evaluation of Morningstar’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. KPMG represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to Auditing Standard No. 16, “Communications with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and KPMG’s reports, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee

Cheryl Francis, Chair
Gail Landis
Jack Noonan
Paul Sturm
Hugh Zentmyer

34	Morningstar, Inc. 2014 Proxy Statement

Principal Accounting Firm Fees

The following table shows the fees that we paid or accrued for audit and other services provided to us by KPMG LLP, our principal accounting firm, for fiscal years 2013 and 2012.

	2013	2012
Audit Fees	$ 908,401	$663,421
Audit-Related Fees	73,000	—
Tax Fees	—	48,641
All Other Fees	21,050	2,550
Total	$1,002,451	$714,612

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In 2013, KPMG expanded the scope of their statutory coverage to include the United Kingdom. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the United States.

Audit-Related Fees

This category includes fees for assistance with responding to a comment letter and assistance in evaluating accounting for Ibbotson Australia trust changes.

Tax Fees

There were no fees for tax services in 2013. The items included in this category consist of tax compliance and consultation services.

All Other Fees

This category includes fees for services other than the services reported in audit, audit-related, and tax fees.

Morningstar, Inc. 2014 Proxy Statement	35

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

Our Code of Ethics is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest. These include situations in which an individual’s personal interests are in conflict with the interests of the company; situations in which an individual or family member receives personal benefits as a result of his or her position with the company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the company.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee review potential conflicts of interests of prospective and current directors. Under our Corporate Governance Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, a change in our business operations or in a director’s circumstances, the director should immediately report that matter to our General Counsel for evaluation. Our General Counsel has the discretion to report any actual or potential conflicts to the Chair of the Nominating and Corporate Governance Committee and is required to report to the Chair all conflicts that would require disclosure as a related party transaction or involve a relationship with a competitor. If a significant conflict cannot be resolved, the director may be expected to resign.

The Audit Committee Charter requires that the Audit Committee review all related party transactions involving directors and executive officers. In addition, the Board reviews the independence of each director on an annual basis. As part of this process, the Board reviews and discusses information provided by the directors and management about each director’s business and personal activities as they relate to the company. Related party transactions are disclosed to all directors during this process. See Board of Directors and Corporate Governance—Independent Directors for additional information about the Board’s independence review.

Relationships with Eaton Vance Management

As described in the beneficial ownership table beginning on page 13 of this proxy statement, Eaton Vance Management (Eaton Vance) holds, on behalf of itself and its clients for whom it has taken investment discretion, 10.01% of our common stock. We have a variety of commercial relationships with Eaton Vance for purchases of our products, including Morningstar Direct, Morningstar Advisor Workstation, and Morningstar Data. We recorded revenue of approximately $751,000 from Eaton Vance in 2013.

36	Morningstar, Inc. 2014 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

Based solely on a review of the copies of such forms in our possession, and on written representations from our directors and executive officers, we believe that during 2013, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) except that Chris Boruff had one late filing related to the sale of shares under his Rule 10b5-1 sales plan and Jack Noonan had one late filing related to an option exercise under his Rule 10b5-1 sales plan.

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2015 Annual Shareholders’ Meeting must be received by us no later than December 4, 2014. The shareholder proposal must be submitted, along with proof of ownership of our stock in accordance with Exchange Act Rule 14a-8(b)(2), to our principal executive offices, in care of our General Counsel and Corporate Secretary, by mail to Richard Robbins, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel and Corporate Secretary in advance of this deadline to discuss the proposal. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Shareholders who intend to nominate a director or present a proposal at our 2015 Annual Shareholders’ Meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than November 4, 2014 and no later than December 4, 2014. The notice must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. You can view a copy of the by-laws on our website at http://corporate.morningstar.com/US/documents/PR/ByLaws.pdf. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our General Counsel and Corporate Secretary, by mail to Richard Robbins, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail—return receipt requested.

The Nominating and Corporate Governance Committee will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our Nominating and Corporate Governance Committee, see Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.

Morningstar, Inc. 2014 Proxy Statement	37

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2013 are included in our 2013 Annual Report to Shareholders, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2013 Annual Report and this proxy statement can be obtained by calling our Investor Relations department at (312) 696-6621. Our 2013 Annual Report and this proxy statement are available on our website at http://corporate.morningstar.com/US/InvestorRelations.

Communicating With Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 West Washington Street, Chicago, Illinois 60602. We will make written responses to selected inquiries available to all investors at the same time in Form 8-K reports furnished to the Securities and Exchange Commission each month.

Please visit http://corporate.morningstar.com/US/InvestorRelations to obtain press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest investor information kit or annual report, please send your request to investors@morningstar.com.

38	Morningstar, Inc. 2014 Proxy Statement

Appendix A: Morningstar, Inc. Incentive Plan
(As Amended and Restated Effective January 1, 2014)

ARTICLE 1: Statement of Purpose

The compensation policies of Morningstar, Inc. (the “Company”) are intended to support the Company’s overall objective of enhancing shareholder value. In furtherance of this philosophy, the Company has designed this Morningstar, Inc. Incentive Plan (the “Plan”) to provide incentives for business performance, reward contributions towards goals consistent with the Company’s business strategy, and enable the Company and its Affiliates to attract and retain highly qualified Employees. The Plan, as amended and restated herein, is effective January 1, 2014. Where applicable, the Bonuses payable under the Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

ARTICLE 2: Definitions

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1  “Affiliate” means any parent, subsidiary or other entity that is (directly or indirectly) controlled by, or controls, the Company.

2.2  “Board” means the Morningstar, Inc. Board of Directors.

2.3  “Bonus” means the incentive compensation determined under Section 4.4 of the Plan payable in cash.

2.4  “Bonus Pool” means an amount that may be established for the Company or a Business Unit, all or a portion of which may be allocated among the Eligible Employees of the Company or such Business Unit.

2.5  “Business Unit” means an organizational unit of business within the Company or any of its Affiliates, as identified by the Company.

2.6  “Code” means the Internal Revenue Code of 1986, as amended.

2.7  “Committee” means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee thereof. The Company intends that the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for “outside directors” under Section 162(m) and the regulations thereunder and the independence requirements of the NASDAQ Marketplace Rules or any other applicable exchange on which Morningstar, Inc.’s common equity is at the time listed, in each case as in effect from time to time.

2.8  “Company” means Morningstar, Inc.

2.9  “Covered Employee” means an Executive Officer who is a “covered employee” for purposes of Section 162(m).

2.10  “Disability” means permanent and total disability as defined in the Company’s long term disability plan, or if no such plan is then in effect, as defined in Section 22(e)(3) of the Code.

2.11  “Employee” means any person employed on a full-time or part-time basis by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or an Affiliate, or (ii) transfers between locations of the Company or among the Company, its Affiliates or any successor.

Morningstar, Inc. 2014 Proxy Statement	39

2.12  “Executive Officer” means an Employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

2.13  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14  “Participant” means an Executive Officer or Employee as described in Article 3 of this Plan.

2.15  “Performance Period” means the period for which a Bonus may be paid. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 and ending on December 31 of any year. No Bonus shall be payable under this Plan, as amended and restated as set forth herein, for a Performance Period beginning on or after January 1, 2014 unless and until the Plan has been approved by the Company’s shareholders.

2.16  “Plan,” except where the context clearly indicates otherwise, means the Morningstar, Inc. Incentive Plan, as stated herein and as may be amended from time to time.

2.17  “SEC” means the U.S. Securities and Exchange Commission.

2.18  “Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder by the Secretary of the Treasury.

ARTICLE 3: Participation

An Executive Officer or other Employee of the Company or any of its Affiliates designated by the Committee individually or by classification shall be a Participant in this Plan and shall continue to be a Participant until any Bonus he may receive has been paid or forfeited under the terms of this Plan. The amount of a Participant’s Bonus, if any, will be governed by Article 4.

ARTICLE 4: Incentive Bonuses

4.1  Objective Performance Goals. The Committee shall establish written, objective performance goals for a Performance Period not later than 90 days after the beginning of the Performance Period (but not after more than 25% of the Performance Period has elapsed); provided that the outcome is substantially uncertain at the time the Committee establishes the performance goal. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. Objective performance goals may also include strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to customer acquisition, business expansion, cost targets, reductions in errors and omissions, reductions in lost business, acquisitions, divestitures management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, safety, diversity and efficiency, or any combination of the foregoing. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for Morningstar, Inc., for one or more of its Affiliates, Business Units, divisions, organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more Participants or Business Units, or in any combination of the two.

4.2  Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1: earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); net income per share; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common shareholders’ equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; gross revenue or revenue by pre-defined business segment (absolute or

40	Morningstar, Inc. 2014 Proxy Statement

competitive growth rates comparative); revenue backlog; margins realized on delivered services; total shareholder return; debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

4.3  Performance Evaluation. Within a reasonable time after the close of a Performance Period, the Committee shall determine, and with respect to Executive Officers certify in writing, whether the objective performance goals established for that Performance Period have been met by the respective Company, Affiliate, Business Unit, Executive Officers, Employees or otherwise subject to such performance goals, and the extent to which such performance goals may have been exceeded.

4.4  Bonus. If the Committee has determined, and with respect to Executive Officers certified in writing, that objective performance goals established for a Performance Period have been satisfied, the Committee will determine in its discretion the amount of bonuses payable by the Company. Bonus amounts determined by the Committee may be expressed as individual Bonuses payable to a Participant or as one or more Bonus Pools, all or a portion of which may be allocated as individual Bonuses to Participants employed in one or more Business Units. Such allocation may be made by the Committee or, to the extent permitted by applicable law, rule or regulation, and only with respect to Bonuses payable to Participants other than Covered Employees, by the senior executive of such Business Unit (or his or her designee) or other individuals as may be designated by the Committee.

Notwithstanding any provision of this Plan to the contrary, the Committee shall determine any Bonus payable to a Covered Employee in a manner intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. As such, at the time the Committee establishes the objective performance goals for a Performance Period pursuant to Section 4.1, it shall establish a formula or standard for computing the amount of the Bonus payable to each Executive Officer, which Bonus, in the case of a Covered Employee, may be decreased, but may not be increased, in the Committee’s discretion. If such Bonus is to be derived from the amount allocated to one or more Bonus Pools, then: (i) the percentage of each such Bonus Pool that may be allocated to each Covered Employee must be stated as a specified share of such Bonus Pool or stated as a formula determining such share of the Bonus Pool(s); (ii) the total of such specified shares may not exceed 100% of the relevant Bonus Pool; and (iii) any discretion exercised by the Committee to decrease the Bonus payable to any Employee under a Bonus Pool may not result in an increase of the Bonus payable to any other Covered Employee under such Bonus Pool or any other Bonus Pool that may be established for such Performance Period. In no event may a Bonus payable to a Covered Employee for any Performance Period exceed $5,000,000, which shall be proportionately increased or decreased to reflect Performance Periods that are longer or shorter, respectively, than one year.

4.5  Eligibility for Payments.

(a) Except as otherwise provided in this Section 4.5 or as otherwise determined by the Committee, a Participant will be eligible to receive his or her Bonus only if the Participant is employed by the Company or an Affiliate continuously from the first day of the Performance Period up to and including the last day of the Performance Period.

(b) Under Section 4.5(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the last day of the Performance Period, the Committee may require that the Participant return to active employment with the Company or an Affiliate at the end of the leave of absence as a condition of receiving the Bonus or payment. Any determination as to a Participant’s eligibility for a Bonus or payment under this Section 4.5(b) may be deferred for a reasonable period after such Participant’s return to active employment.

Morningstar, Inc. 2014 Proxy Statement	41

(c) The Committee may determine, in its sole discretion, that a Bonus will be payable pro-rata for a Participant who either becomes an Employee during the Performance Period or terminates his or her employment with the Company or an Affiliate during the Performance Period.

4.6  Payment or Deferral of the Bonus.

(a) As soon as practicable after the amount of a Participant’s Bonus is determined under Section 4.4, the Company shall pay the portion of the Bonus to the Participant that is not otherwise deferred under this Section 4.6. Payments under the Plan shall be made on or before the date that is 2 1/2 months after the end of the calendar year which includes the end of the Performance Period. The Company shall deduct from any Bonus, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct. Any payment attributable to a deceased Participant shall be made to the beneficiary designated in the Company’s qualified 401(k) plan or, if no beneficiary is so designated, to his or her spouse or, if none, to his or her estate.

(b) Subject to the Committee’s approval and applicable law, Participants may request that payments of a Bonus be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election prior to or, as permitted, during the Performance Period pursuant to such rules and procedures as the Committee may establish from time to time with respect to such arrangement.

ARTICLE 5: Administration

5.1  General Administration and Delegation of Authority. This Plan shall be administered by the Committee, subject to such requirements for review and approval or ratification by the Board as the Board may establish. As permitted by applicable law and the Company, and subject to the application of Section 162(m) of the Code, the Committee may delegate any of its duties and authority under the Plan.

5.2   Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3  Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

5.4  Committee Members Not Liable. The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Bonus paid hereunder.

5.5  Decisions Binding. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on Morningstar, Inc. and its Affiliates and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

ARTICLE 6: Amendments; Termination

This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the shareholders of Morningstar, Inc. if such approval is necessary to qualify Bonuses as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the NASDAQ Marketplace Rules or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to potential Bonuses with respect to a Performance Period that began before the effective date of such amendment.

42	Morningstar, Inc. 2014 Proxy Statement

ARTICLE 7: Other Provisions

7.1  Bonuses Not Assignable. No Bonus or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.2  Participant’s Rights. The right of any Participant to receive any Bonus granted or allocated to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Bonus or portion of a Bonus Pool for a Performance Period because of a Participant’s participation in this Plan for any prior Performance Period or employment during such Performance Period. The application of the Plan to one Participant shall not create, nor be construed in any manner as having created, any right by another Participant to similar or uniform treatment under the Plan.

7.3  Termination of Employment. The Company and its Affiliates retain the right to terminate the employment of any Participant or other Employee at any time for any reason or no reason, and a Bonus is not, and shall not be construed in any manner to be, a waiver of such right.

7.4  Exclusion from Benefits. Bonuses under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company or its Affiliates unless specifically included as compensation in such plan.

7.5  Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of Morningstar, Inc.’s business or assets, shall assume Morningstar, Inc.’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Morningstar, Inc. would be required to perform if no such succession had taken place.

7.6  Law Governing Construction. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Illinois, except to the extent that such law is preempted by Federal law.

7.7  Headings Not a Part Hereto. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.8  Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

7.9  Offsets. The Company and its Affiliates shall have the right to offset from any Bonus payable hereunder any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

7.10  Dispute Resolution. Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party describing the facts and claims for each claim. Written notice shall be provided within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, unless the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights

Morningstar, Inc. 2014 Proxy Statement	43

and claims that the complaining party has or may have against the other party shall be waived and void. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

7.11  Section 409A. All Bonuses paid hereunder are intended to be “short-term deferrals” that are exempt from Section 409A of the Code and the applicable regulations and guidance thereunder. The Plan shall be administered and interpreted consistently with such intent.

7.12  Clawback. Notwithstanding any provision in the Plan to the contrary, the payments provided under the Plan shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

44	Morningstar, Inc. 2014 Proxy Statement

Morningstar, Inc.
22 West Washington Street
Chicago
Illinois, 60602

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MORNINGSTAR, INC. M68473-P49596 Please indicate if you plan to attend this meeting. For Against Abstain Yes No For Against Abstain MORNINGSTAR, INC. 22 WEST WASHINGTON STREET CHICAGO, IL 60602 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Morningstar in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1. Election of Directors The Board of Directors recommends you vote FOR all of the listed nominees. 1a. Joe Mansueto 1b. Don Phillips 1c. Cheryl Francis 1d. Steve Kaplan 1e. Gail Landis 1f. Bill Lyons 1g. Jack Noonan 1i. Hugh Zentmyer 1h. Paul Sturm 2. Approval of the performance measures under the Morningstar, Inc. Incentive Plan. 3. Advisory vote on executive compensation. 4. Ratification of the appointment of KPMG LLP as Morningstar's independent registered public accounting fi rm for 2014. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Please sign your name(s) as it appear(s) on this proxy. When signing as attorney, executor, administrator, corporate offi cer, trustee, guardian, or custodian, please give your full title.

M68474-P49596 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2014. The shares of stock you hold in this account will be voted as you specify on the reverse side. If no choice is specifi ed, the proxy will be voted FOR all of the nominees listed on Item 1, and FOR Items 2, 3 and 4, and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Heidi Miller and Richard Robbins, or either of them, with full power of substitution to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side May 13, 2014 9:00 A.M. Annual Meeting of Shareholders Proxy – MORNINGSTAR, INC.